EXHIBIT 99.1

Directors and Executive Officers of Pentwater Growth Fund Ltd.

The name, business address, title, present principal occupation or employment and citizenship of the directors of Pentwater Growth Fund Ltd. (“Pentwater Growth”) are set forth below.  Pentwater Growth has no executive officers.

Name (Title at Pentwater Growth)	Present Principal Occupation	Citizenship	Residence or Business Address

David Zirin (Director)	Chief Operating Officer, Pentwater Capital Management LP	United States	227 West Monroe Street Suite 4000 Chicago, IL, 60606

Christopher Bowring (Director)	Managing Director, International Management Services Ltd	Great Britain	P.O. Box 61 George Town Grand Cayman KY1-1102 Cayman Islands

Geoff Ruddick (Director)	Senior Company Manager, International Management Services Ltd	Canada	P.O. Box 61 George Town Grand Cayman KY1-1102 Cayman Islands

Directors and Executive Officers of Pentwater Equity Opportunities Master Fund Ltd.

The name, business address, title, present principal occupation or employment and citizenship of the directors of Pentwater Equity Opportunities Master Fund Ltd. (“Pentwater Equity”) are set forth below.  Pentwater Equity has no executive officers.

Name (Title at Pentwater Equity)	Present Principal Occupation	Citizenship	Residence or Business Address

David Zirin (Director)	Chief Operating Officer, Pentwater Capital Management LP	United States	227 West Monroe Street Suite 4000 Chicago, IL, 60606

Christopher Bowring (Director)	Managing Director, International Management Services Ltd	Great Britain	P.O. Box 61 George Town Grand Cayman KY1-1102 Cayman Islands

Geoff Ruddick (Director)	Senior Company Manager, International Management Services Ltd	Canada	P.O. Box 61 George Town Grand Cayman KY1-1102 Cayman Islands

Directors and Executive Officers of Oceana Master Fund Ltd.

The name, business address, title, present principal occupation or employment and citizenship of the directors of Oceana Master Fund Ltd. (“Oceana”), are set forth below.  Oceana has no executive officers.

Name (Title at Oceana)	Present Principal Occupation	Citizenship	Residence or Business Address

David Zirin (Director)	Chief Operating Officer, Pentwater Capital Management LP	United States	227 West Monroe Street Suite 4000 Chicago, IL, 60606

John Hunter (Director)	Managing Director, Queensgate Bank & Trust Co. Ltd	Great Britain	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464SMB Harbour Place 103 South Church Street George Town Grand Cayman Cayman Islands

Karla Jocelyn Smith (Director)	Director, Queensgate Bank & Trust Co. Ltd	Cayman Islands	Queensgate Bank & Trust Co. Ltd, P.O. Box 30464SMB Harbour Place 103 South Church Street George Town Grand Cayman Cayman Islands

Directors and Executive Officers of LMA SPC on behalf of MAP 98 Segregated Portfolio

The name, business address, title, present principal occupation or employment and citizenship of the directors of LMA SPC on behalf of MAP98 Segregated Portfolio (“MAP”), are set forth below.  MAP has no executive officers.

Name (Title at MAP)	Present Principal Occupation	Citizenship	Residence or Business Address

Jon Scott Perkins (Director)	Vice President, Lighthouse Investment Partners LLC	United States	Lighthouse Investment Partners, LLC 3801 PGA Blvd., Suite 500 Palm Beach Gardens, FL 33410

Robert Patterson Swan III (Director)	Vice President, Lighthouse Investment Partners LLC	United States	Lighthouse Investment Partners, LLC 3801 PGA Blvd., Suite 500 Palm Beach Gardens, FL 33410